As filed with the U.S. Securities and Exchange Commission on May 9, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SAB BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	85-3899721
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2100 East 54th Street North

Sioux Falls, South Dakota 57104

Telephone: 605-679-6980
(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Eddie J. Sullivan, PhD

President and Chief Executive Officer

SAB Biotherapeutics, Inc.

2100 East 54th Street North

Sioux Falls, South Dakota 57104

Telephone: 605-679-6980

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian Lee, Esq.

Ilan Katz, Esq.

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020

(212) 768-6700

Approximate date of commencement of proposed sale to public: From time to time or at one time after this registration statement becomes effective in light of market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Registrant may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where an offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 9, 2023

PROSPECTUS

$50,000,000

Common Stock

Preferred Stock

Debt Securities
Warrants
Rights
Units

From time to time, we may offer and sell up to an aggregate of $50,000,000 of any combination of the securities described in this prospectus, either individually or in combination. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. We may also issue units comprised of one or more shares of common stock, shares of preferred stock, debt securities, warrants and/or rights in any combination.

When we decide to sell particular securities, we will provide you with the specific terms and the offering price of the securities we are then offering in one or more prospectus supplements to this prospectus. The prospectus supplement may add to, change or update information contained in this prospectus. The prospectus supplement may also contain important information about U.S. federal income tax consequences. You should carefully read this prospectus, together with any prospectus supplements and information incorporated by reference in this prospectus and any prospectus supplements, before you decide to invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock is quoted on The Nasdaq Global Market under the trading symbol “SABS.” Any common stock sold pursuant to this prospectus or any prospectus supplement will be listed on that exchange, subject to official notice of issuance. Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing on any national securities exchange of the securities covered by the prospectus supplement. On May 5, 2023, the last reported sale price of our common stock was $0.87 per share.

We may offer and sell the securities described in this prospectus to or through one or more underwriters, dealers or agents, or directly to purchasers on an immediate, continuous or delayed basis. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in an accompanying prospectus supplement covering the sales of those securities. As of May 5, 2023, the aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $31.1 million, which is based on 35,843,245 shares of common stock held by non-affiliates as of such date and a price of $0.87 per share, the closing price of our common stock on May 5, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75 million. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus.

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 5 of this prospectus.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell common stock, preferred stock, debt securities, warrants for debt and equity securities, rights to purchase common stock, preferred stock, or warrants in one or more series, and units consisting of the foregoing in one or more transactions.

This prospectus only provides you with a general description of the securities we may sell in these transactions. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus does not contain all of the information included in the registration statement we filed with the SEC. For further information about us or the securities offered hereby, you should carefully read this prospectus, any applicable prospectus supplement, any related free writing prospectuses, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find Additional Information” before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectuses that we may authorize to be provided to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and the accompanying supplement to this prospectus are not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectuses, as well as information we have previously filed with the SEC and incorporated by reference, is accurate only as of the date on the cover of those documents. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus-the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and/or any documents incorporated by reference, the document with the most recent date will control.

In this prospectus and any prospectus supplement, unless the context suggests otherwise, references to “SAB Biotherapeutics,” “SAB,” the “Company,” “we,” “us” and “our” refer to SAB Biotherapeutics, Inc.

TRADEMARKS

We and our subsidiaries own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their business. In addition, their names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus, or incorporated by reference into this prospectus, and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus, the applicable prospectus supplement and any free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” on page 3 of this prospectus and contained in our filings made with the SEC and any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Business Overview

We are a clinical-stage biopharmaceutical company focused on the development of proprietary immunotherapeutic fully-human antibodies, or fully-human immunoglobulins (hIgGs), to treat and prevent immune and autoimmune disorders as well as infectious diseases that have significant mortality and health impacts on high-risk patients. These antibodies are target-specific and polyclonal, meaning they are made up of many different hIgGs that bind to multiple sites specific to an immunogen as opposed to a monoclonal antibody that binds to only a single site. Our development programs include autoimmune disorders, gastroenterological, and respiratory diseases. Using private resources and more than $200 million of funds awarded by the U.S. Government emerging infectious disease and medical countermeasures programs since September 2019, we have developed a novel drug development platform, which we refer to as our DiversitAb platform. This platform is based on the natural human immune system and has the unique capability to generate large quantities of specifically targeted, high-potency, hIgG that target multiple epitopes, antigens or binding sites without the need for producing these antibodies from convalescent plasma or human donors. We have refined, optimized, and advanced genetic engineering and antibody science to develop transchromosomic cattle (which we refer to as Tc Bovine) that produce hIgGs and the engineering of the platform drives IgG1 production primarily. These Tc Bovine form a key component of our versatile DiversitAb platform, a fully scalable production system for producing immunotherapies to multiple disease indications. Our platform represents the technology that can produce disease-targeted, fully human IgG without the need for human donors.

We are leveraging our DiversitAb platform to discover and develop product candidates with the potential to be first-in-class against novel targets or best-in-class against known, complex targets that treat diseases with significant unmet medical needs, including immune and autoimmune disorders, infectious gastroenterological and respiratory diseases, and oncology.

Corporate Information

We were incorporated in the State of Delaware on November 12, 2020, as a special purpose acquisition company under the name Big Cypress Acquisition Corp. (BCYP). On January 14, 2021, BCYP completed its initial public offering. On October 22, 2021, BCYP consummated a business combination with SAB Biotherapeutics, Inc. (the “Business Combination”), which changed its name to SAB Sciences, Inc. In connection with the closing of the business combination, BCYP changed its name to SAB Biotherapeutics, Inc. and SAB Sciences, Inc. became a subsidiary of SAB Biotherapeutics, Inc.

Our principal executive offices are located at 2100 East 54th Street North Sioux Falls, South Dakota 57104, and our telephone number is 605-679-6980. Our website is located at https://www.sab.bio. We do not incorporate by reference into this prospectus the information on, or accessible through, our website. Our common stock trades on The Nasdaq Global Market under the symbol “SABS”.

Securities We May Offer Under This Prospectus

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination, up to a total dollar amount of $50,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common stock, preferred stock and/or debt securities upon the exercise of warrants, and we may offer common stock or preferred stock upon the conversion of preferred stock or debt securities. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;
●	aggregate principal amount or aggregate offering price;
●	maturity date, if applicable;
●	original issue discount, if any;
●	rates and times of payment of interest or dividends, if any;
●	redemption, conversion, exercise, exchange or sinking fund terms, if any;
●

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;
●	restrictive covenants, if any;
●	voting or other rights, if any; and
●	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and certain information incorporated herein by reference contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements.

Factors that might cause these differences include the following:

●

the success, cost and timing of our product development activities and clinical trials, including statements regarding our plans for clinical development of our product candidates, the initiation and completion of clinical trials and related preparatory work and the expected timing of the availability of results of clinical trials;

●	our ability to recruit and enroll suitable patients in our clinical trials;
●	the potential indications, attributes and benefits of our product candidates;
●	our ability to obtain and maintain regulatory approval for our product candidates, and any related restrictions, limitations or warnings in the label of an approved product candidate;
●	our ability to obtain funding for our operations, including funding necessary to complete further development, approval and, if approved, commercialization of our product candidates;
●	the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expense and capital expenditure requirements;
●	the potential for our business development efforts to maximize the potential value of our portfolio;
●	our ability to identify, in-license or acquire additional product candidates;
●	our ability to compete with other companies currently marketing or engaged in the development of treatments for the indications that we are pursuing for our product candidates;
●	our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates and the duration of such protection;
●	our ability to contract with and rely on third parties to assist in conducting our clinical trials and manufacturing our product candidates;
●	our manufacturing capabilities, third-party contractor capabilities and strategy;
●	our plans related to manufacturing, supply and other collaborative agreements;
●	the size and growth potential of the markets for our product candidates, and our ability to serve those markets, either alone or in partnership with others;
●	the rate and degree of market acceptance of our product candidates, if approved;
●	the pricing and reimbursement of our product candidates, if approved;
●	regulatory developments in the United States and foreign countries;
●	the impact of laws, regulations, accounting standards, regulatory requirements, judicial decisions and guidance issued by authoritative bodies;
●	our ability to attract and retain key scientific, medical, commercial or management personnel;
●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
●	our financial performance;
●	our ability to maintain our listing on The Nasdaq Global Market;
●	our ability to continue as a going concern; and
●	the effect of COVID-19 on the foregoing.

RISK FACTORS

Before you invest in any of the company’s securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider (i) the risk factors contained in the Company’s most recent annual report on Form 10-K, which is incorporated by reference into this prospectus, (ii) all of the other information included or incorporated by reference in this prospectus, and (iii) the applicable prospectus supplement, as the same may be updated from time to time by the Company’s future filings under the Exchange Act.

The risks and uncertainties described herein are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair its business or operations. Any adverse effect on the Company’s business, financial condition or operating results could result in a decline in the value of the securities and the loss of all or part of your investment. The prospectus supplement applicable to each series of securities the Company offers may contain a discussion of additional risks applicable to an investment in the Company and the securities the Company is offering under that prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for development and commercialization of product candidates, working capital, and general corporate purposes. In addition, we believe opportunities may exist from time to time to expand our current business through acquisitions or in-licenses of, or investments in, complementary companies, medicines, intellectual property or technologies. While we have no current agreements or commitments for any specific acquisitions, in-licenses or investments at this time, we may use a portion of the net proceeds for these purposes. As of the date of this prospectus, we have not identified any specific and material proposed uses of the anticipated proceeds.

Our expected use of net proceeds from the sale of any securities offered pursuant to the applicable prospectus supplement for such offering will vary depending on our then current intentions based upon our plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of any offering or the amounts that we will actually spend on any specific uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the factors described under or referenced under the heading “Risk Factors” in this prospectus. As a result, unless otherwise specified in the prospectus supplement, our management will have broad discretion in its application of the net proceeds, and investors will be relying on our judgment in such application.

Pending use of net proceeds from the sale of securities offered by this prospectus and the applicable prospectus supplement for such sale, we may invest in short-term and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK WE MAY OFFER

The following description summarizes important terms of our capital stock. For a complete description, you should refer to our certificate of incorporation, as amended, and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, as well as the relevant portions of the Delaware General Corporation Law (the “DGCL”).

General

Our authorized capital stock consists of 490,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share.

The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements or related free writing prospectuses, summarizes the material terms and provisions of these types of securities, but it is not complete. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, as amended, and our bylaws that are incorporated by reference into the registration statement which includes this prospectus and, with respect to preferred stock, any certificate of designation that we may file with the SEC for a series of preferred stock we may designate, if any.

We will describe in a prospectus supplement or related free writing prospectuses, the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to common stock.

Election of Directors

Our board of directors is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term, except with respect to the election of directors at the special meeting held in connection with the Business Combination, Class I directors are elected to an initial one-year term (and three-year terms subsequently), the Class II directors are elected to an initial two-year term (and three-year terms subsequently) and the Class III directors are elected to an initial three-year term (and three-year terms subsequently). There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

Our Amended and Restated Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

We have no preferred stock outstanding at the date hereof.

Certain Anti-Takeover Provisions of Delaware Law

Special Meetings of Stockholders

Our Amended and Restated Bylaws provide that special meetings of our stockholders may be called only by a majority vote of the board of directors, by the Chairperson of the board of directors, or by the chief executive officer.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Amended and Restated Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely under our Amended and Restated Bylaws, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

The Amended and Restated Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (subject to certain limited exceptions) shall be the sole and exclusive forum for any of the following claims (i) any derivative claim or cause of action brought on our behalf, (ii) any claim or cause of action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or to the Company’s stockholders, (iii) any claim or cause of action against us, our directors, officers or employees arising pursuant to any provision of the DGCL, the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws, and (iv)  any claim or cause of action against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity holding, owning or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and to have consented to such provisions. If the claim is brought outside of Delaware, the stockholder asserting such claim will be deemed to have consented to service of process on such stockholder’s counsel, except with respect to claims: (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act.

Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which they apply, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. Additionally, we cannot be certain that a court will decide that these provisions are either applicable or enforceable, and if a court were to find the choice of forum provisions contained in our Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our Amended and Restated Certificate of Incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Amended and Restated Certificate of Incorporation provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Section 203 of the Delaware General Corporation Law

We are subject to provisions of Section 203 of the DGCL regulating corporate takeovers under our Amended and Restated Certificate of Incorporation. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
●	an affiliate of an interested stockholder; or
●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;
●

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●

on or subsequent to the date of the transaction, our initial business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

The Amended and Restated Certificate of Incorporation eliminates directors’ liability for monetary damages to the fullest extent permitted by applicable law. Our Amended and Restated Certificate of Incorporation requires the Company to indemnify and advance expenses to, to the fullest extent permitted by applicable law, its directors, officers and agents and prohibit any retroactive changes to the rights or protections or increase the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification. We believe these provisions in our Amended and Restated Certificate of Incorporation are necessary to attract and retain qualified persons as directors and officers. However, these provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Transfer Agent

The transfer agent for our securities is Continental Stock Transfer & Trust Company. The transfer agent’s address is One State Street Plaza, 30th Floor New York, New York 10004.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;
●	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;
●	any limit on the amount that may be issued;
●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;
●	the maturity date;
●

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
●	the terms of the subordination of any series of subordinated debt;
●	the place where payments will be payable;
●	restrictions on transfer, sale or other assignment, if any;
●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
●

the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●

provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	provisions relating to modification of the terms of the security or the rights of the security holder;
●	whether the indenture will restrict our ability or the ability of our subsidiaries to:
●	incur additional indebtedness;
●	issue additional securities;
●	create liens;
●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;
●	redeem capital stock;
●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;
●	sell, transfer or otherwise dispose of assets;
●	enter into sale-leaseback transactions;
●	engage in transactions with stockholders or affiliates;
●	issue or sell stock of our subsidiaries;
●	effect a consolidation or merger;
●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
●	information describing any book-entry features;
●	the applicability of the provisions in the indenture on discharge;
●

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and
●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

U.S. federal income tax consequences applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement. In addition, U.S. federal income tax or other consequences applicable to any debt securities which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquiror of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended;
●

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities. If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure the default or event of default.

Subject to the terms of the applicable indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holders is not in conflict with any law or the applicable indenture; and
●

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
●

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense to be incurred in compliance with instituting the proceeding as trustee; and

●

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within 45 days after it occurs, unless such default has been cured. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●

to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in such indenture;

●

to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided under “General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

●

to add such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●

to change anything that does not materially adversely affect the interests of any holder of debt securities of any series in any material respect; provided that any amendment made solely to conform the provisions of the indenture to the corresponding description of the debt securities contained in the applicable prospectus or prospectus supplement shall be deemed not to adversely affect the interests of the holders of such debt securities; provided further, that in connection with any such amendment we will provide the trustee with an officers’ certificate certifying that such amendment will not adversely affect the rights or interests of the holders of such debt securities.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities;

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver;

●	changing any of our obligations to pay additional amounts;

●	reducing the amount of principal of an original issue discount security or any other note payable upon acceleration of the maturity thereof;

●	changing the currency in which any note or any premium or interest is payable;

●	impairing the right to enforce any payment on or with respect to any note;

●	adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such note, if applicable;

●	in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

●	if the debt securities are secured, changing the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the secured debt securities;

●	reducing the requirements contained in the applicable indenture for quorum or voting;

●	changing any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or

●	modifying any of the above provisions set forth in this paragraph.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of, or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS WE MAY OFFER

As of  May 5, 2023, there were 5,958,600 warrants to purchase common stock outstanding, which warrants were issued in connection with our initial public offering, and which warrants consist of 5,750,000 public warrants and 208,600 private placement warrants. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share at any time commencing on January 14, 2022. The warrants will expire on October 22, 2026 at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Additionally, as of May 5, 2023, there were 7,575,290 warrants to purchase common stock outstanding, which warrants were issued in connection with a private placement that the Company closed in December 2022, and which warrants consist of 7,363,377 warrants issued to the investors in the private placement and 210,913 warrants issued to the placement agent in the private placement. Each warrant entitles the registered holder to purchase one share of our common stock. The warrants issued to the placement agent are exercisable at a price of $1.35 per share at any time commencing June 7, 2023. The warrants issued to the investors are exercisable at a price of $1.08 per share at any time commencing June 7, 2023. The warrants will expire five years from the date of issuance.

On March 21, 2023, we entered into an agreement (the “2023 Ladenburg Agreement”) with Ladenburg Thalmann & Co. Inc. (“Ladenburg”), pursuant to which, among other things, on March 24, 2023, we issued to Ladenburg a warrant to purchase up to 300,000 shares of common stock, exercisable for three years from the date of issuance at $0.5424 per share. The issuance of the warrant under the Ladenburg Agreement has been made pursuant to exemptions provided by Section 4(a)(2) of the Securities Act, as transactions not involving a public offering, and Rule 506 of Regulation D promulgated under the Securities Act. On May 1, 2023, we filed a registration statement on Form S-3 (File No. 333-271-543) to register under the Securities Act, the shares underlying the warrants issued to Ladenburg pursuant to the Ladenburg Agreement.

We typically issue warrants to purchase shares of our common stock to investors as part of a financing transaction, or in connection with services rendered by placement agents and outside consultants.

We may issue warrants to purchase debt securities, preferred stock, common stock or any combination of the foregoing. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. The warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligations or relationship of agency or trust for or with holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. When we issue warrants, we will provide the specific terms of the warrants and the applicable warrant agreement in a prospectus supplement and any related free writing prospectuses and such terms may differ from those described below. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

Equity Warrants

We will describe in the applicable prospectus supplement and any related free writing prospectuses the terms of the preferred stock warrants or common stock warrants being offered, the warrant agreement relating to the preferred stock warrants or common stock warrants and the warrant certificates representing the preferred stock warrants or common stock warrants, including, as applicable:

●	the title of the warrants;

●	the securities for which the warrants are exercisable;

●	the price or prices at which the warrants will be issued;

●	if applicable, the number of warrants issued with each share of preferred stock or share of common stock;

●	if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants which may be exercised at any time;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	a discussion of the material U.S. federal income tax considerations applicable to exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Unless otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.

Except as provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, the exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. Unless otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, no adjustments in the number of shares purchasable upon exercise of the warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which each warrant was exercisable immediately prior to the particular triggering event.

Debt Warrants

We will describe in the applicable prospectus supplement and any related free writing prospectuses the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including, as applicable:

●	the title of the debt warrants;

●	the aggregate number of the debt warrants;

●	the price or prices at which the debt warrants will be issued;

●

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

●	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;

●	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of the debt warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any;

●	changes to or adjustments in the exercise price of the debt warrants;

●	a discussion of the material U.S. federal income tax considerations applicable to the exercise of the debt warrants; and

●	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

As may be permitted under the warrant agreement, holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement and any related free writing prospectuses. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise, and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise, of debt warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses the principal amount of debt securities or shares of preferred stock or shares of common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses. After the close of business on the expiration date, unexercised warrants are void.

Holders may exercise warrants as described in the applicable warrant agreement and corresponding prospectus supplement or any free writing prospectuses relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, we will, as soon as practicable, forward the debt securities, shares of preferred stock or shares of common stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF RIGHTS WE MAY OFFER

We may issue rights to purchase shares of our common stock, preferred stock, or warrants in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriters will purchase any of the offered securities remaining unsubscribed after the expiration of the rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and an applicable prospectus supplement to our stockholders on the record date that we set for receiving rights in the rights offering. An applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the title of the rights;
●	the securities for which the rights are exercisable;
●	the exercise price for the rights;
●	the date of determining the security holders entitled to the rights distribution;
●	the number of the rights issued to each security holder;
●	the extent to which the rights are transferable;
●	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the rights;
●	the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire (subject to any extension);
●	the conditions to completion of the rights offering;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;
●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;
●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

●	any other terms of the rights, including terms, procedures and limits relating to the exchange or exercise of the rights.

Each right will entitle the holder to purchase an amount of securities for cash, at the exercise price. Rights may be exercised at any time up to the close of business on the expiration date of the rights. After the close of business on the expiration date, all unexercised rights will become void. The manner in which rights may be exercised will be described in an applicable prospectus supplement. We may, but are not be required to, permit the exercise of rights through the delivery of a notice of guaranteed delivery from a bank, a trust company, or a Nasdaq member guaranteeing delivery of (i) payment of the exercise price for the securities for which the rights are being exercised, and (ii) a properly completed and executed rights certificate. The notice of guaranteed delivery must be received by the rights agent before the expiration of the rights, and the rights agent will not honor a notice of guaranteed delivery unless a properly completed and executed rights certificate and full payment for the securities being purchased are received by the rights agent by the close of business on the third business day after the expiration time of the rights. Upon receipt of payment and the proper completion and due execution of the rights certificate at the designated office of the rights agent or any other office indicated in an applicable prospectus supplement, we or the transfer agent will forward, as soon as practicable, the securities purchased upon the exercise of the rights. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of the methods, including pursuant to standby underwriting arrangements, as set forth in an applicable prospectus supplement.

DESCRIPTION OF UNITS WE MAY OFFER

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of common stock, shares of preferred stock, debt securities, warrants and/or rights in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so registered, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities being offered by us in this prospectus pursuant to underwritten public offerings, negotiated transactions, block trades, in transactions as further described below, any combination of such methods or any other methods permitted pursuant to applicable law. We may sell the securities to or through underwriters, dealers, agents or directly to one or more purchasers. We and our agents reserve the right to accept and to reject, in whole or in part, any proposed purchase of securities. A prospectus supplement or post-effective amendment, which we will file each time we effect an offering of any securities, will provide the names of any underwriters, dealers or agents, if any, involved in the sale of such securities, and any applicable fees, commissions, or discounts to which such persons shall be entitled to in connection with such offering.

We and our agents, dealers and underwriters, as applicable, may sell the securities being offered by us in this prospectus from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;
●	market prices prevailing at the time of sale;
●	prices related to such prevailing market prices;
●	varying prices determined at the time of sale; or
●	negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations, in the applicable prospectus supplement or amendment.

We may solicit directly offers to purchase securities. We may also designate agents from time to time to solicit offers to purchase securities. Any agent that we designate, who may be deemed to be an underwriter as such term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such agent at the time of resale.

We may engage in at the market offerings of the Company’s common stock as defined in Rule 415(a)(4) under the Securities Act. An at the market offering is an offering of our common stock at other than a fixed price, and is conducted to or through a market maker. We shall name any underwriter or agent that the Company engages for an at the market offering in a post-effective amendment to the registration statement containing this prospectus. In the related prospectus supplement, we shall also describe any additional details of the Company’s arrangement with such underwriter or agent, including commissions or fees paid or discounts offered by the Company, and whether such underwriter is acting as principal or agent.

If we use underwriters to sell securities, we will enter into an underwriting agreement with the underwriters at the time of the sale to them, which agreement shall be filed as an exhibit to the related prospectus supplement. Underwriters may also receive commissions from purchasers of the securities. Underwriters may also use dealers to sell securities. In such an event, the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Under agreements that they may enter into with us, underwriters, dealers, agents and other persons may be entitled to (i) indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act or (ii) contribution with respect to payments which they may be required to make in respect of such liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase the securities offered by us under this prospectus pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under these contracts will be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement will set forth the price to be paid for securities pursuant to those contracts and the commissions payable for solicitation of the contracts.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M of the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by such dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time without notice.

Our common stock is quoted on The Nasdaq Global Market under the trading symbol “SABS” The other securities are not listed on any securities exchange or other stock market and, unless the Company states otherwise in the applicable prospectus supplement, the Company does not intend to apply for listing of the other securities on any securities exchange or other stock market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities that they purchase, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, the Company gives you no assurance as to the development or liquidity of any trading market for the securities.

The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

In order to comply with certain state securities laws, if applicable, the securities may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the securities may not be sold unless the securities have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of securities must also be made by the Company in compliance with all other applicable state securities laws and regulations.

We shall pay all expenses of the registration of the securities.

EXPERTS

The consolidated financial statements of SAB Biotherapeutics, Inc. as of and for the years ended December 31, 2022 and 2021, included in our Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Mayer Hoffman McCann P.C., independent registered public accounting firm, as set forth in their report (which report includes an explanatory paragraph regarding the existence of substantial doubt about our ability to continue as a going concern), and have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing, in giving said reports.

LEGAL MATTERS

If and when the securities being registered hereunder are issued, the validity of such issuance will be passed upon for the Company by Dentons US LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC’s Website at www.sec.gov. We make available free of charge its annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact the Corporate Secretary at the following address or telephone number: SAB Biotherapeutics, Inc., 2100 East 54th Street North Sioux Falls, South Dakota 57104, Attn: Corporate Secretary 605-679-6980. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

We maintain our website at https://www.sab.bio. Our website and the information contained therein or connected thereto are not incorporated into this Registration Statement.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities we are offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to the Company and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to, or incorporated by reference into, the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the SEC, as described in the preceding paragraph.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents filed with SEC listed below:

●	Our Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on April 28, 2023; and

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with SEC on April 14, 2023; and

●	Our Current Reports on Form 8-K filed with the SEC on January 5, 2023, January 9, 2023, January 10, 2023, January 27, 2023, February 7, 2023, March 24, 2023, March 31, 2023, April 4, 2023, April 14, 2023, April 19, 2023, and April 28, 2023; and

●

The description of our common stock and warrants in our registration statement on Form 8-A filed with the SEC on January 8, 2021, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

SAB Biotherapeutics, Inc.

2100 East 54th Street North

Sioux Falls, South Dakota 57104

Attn: Corporate Secretary

605-679-6980

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement or to a document incorporated by reference, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

$50,000,000

SAB Biotherapeutics, Inc.

Common Stock

Preferred Stock

Debt Securities
Warrants
Rights
Units

PROSPECTUS

, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered. All of such fees and expenses, except for the registration fee, are estimates:

	Amount
SEC Registration fee		$5,510
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Miscellaneous fees and expenses	$	*
Total		$5,510

*	The calculation of these fees and expenses is dependent on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

The Company shall bear all expenses in connection with the issuance and distribution of the securities being offered hereby.

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Certificate of Incorporation and Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Certificate of Incorporation and Bylaws or otherwise as a matter of law.

Item 16. Exhibits

See the Exhibit Index attached to this registration statement and incorporated herein by this reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation.	8-K	001-39871	3.1	October 28, 2021

3.2	Amended and Restated Bylaws.	8-K	001-39871	3.2	October 28, 2021

4.1	Specimen common stock Certificate of Registrant.	S-1/A	333-258869	4.2	January 4, 2021

4.2*	Form of Specimen Certificate Representing Preferred Stock.

4.3	Form of Indenture.

4.4*	Form of Subordinated Debt Securities Indenture.

4.5*	Form of Senior Debt Securities Indenture.

4.6*	Form of Warrant.

4.7*	Form of Warrant Agreement.

4.8*	Form of Unit Agreement.

5.1	Opinion of Dentons US LLP

23.1	Consent of Dentons US LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Debt Trustee (to be filed prior to any issuance of Debt Securities).

107	Filing Fee Table

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Sioux Falls, State of South Dakota, on this 9th day of May, 2023.

SAB BIOTHERAPEUTICS, INC.

Date:	May 9, 2023	By:	/s/ Eddie J. Sullivan
		Name:	Eddie J. Sullivan
		Title:	Director, President, and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Eddie J. Sullivan and Russell P. Beyer, and each of them, as his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eddie J. Sullivan	Director, President, and Chief Executive Officer	May 9, 2023
Eddie J. Sullivan	(Principal Executive Officer)

/s/ Russell Beyer	Chief Financial Officer	May 9, 2023
Russell P. Beyer	(Principal Financial Officer and Principal Accounting Officer)

/s/ Samuel J. Reich	Director and Executive Chairman	May 9, 2023
Samuel J. Reich

/s/ David Charles Link	Director	May 9, 2023
David Charles Link

/s/ Christine Hamilton	Director	May 9, 2023
Christine Hamilton

/s/ William James Polvino, MD, PHD	Director	May 9, 2023
William James Polvino

/s/ Jeffrey G. Spragens	Director	May 9, 2023
Jeffrey G. Spragens

/s/ Scott Giberson	Director	May 9, 2023
Scott Giberson

/s/ Erick Lucera	Director	May 9, 2023
Erick Lucera